SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                              December 28, 1999
              ________________________________________________
              Date of Report (Date of Earliest Event Reported)


                      Petrie Stores Liquidating Trust
             __________________________________________________
             (Exact Name of Registrant as Specified in Charter)


           New York                      0-3777                22-6679945
 ____________________________       ________________     ___________________
 (State or Other Jurisdiction       (Commission File       (IRS Employer
    of Incorporation)                   Number)          Identification No.)


                                201 Route 17
                                 Suite 300
                        Rutherford, New Jersey 07070
           _____________________________________________________
           (Address of Principal Executive Offices and Zip Code)

                               (201) 635-9637
            ____________________________________________________
            (Registrant's Telephone Number, Including Area Code)

                                    N/A
       _____________________________________________________________
       (Former Name or Former Address, if Changed Since Last Report)



 Item 5.   Other Events.

           On December 28, 1999, Petrie Stores Liquidating Trust (the "Liquidating Trust") and the plaintiffs in the actions entitled Aventura Malls Venture et al. v. Petrie Stores Corporation et al. and Sunrise Mall Associates v. Petrie Stores Corporation et al. entered into a settlement agreement under which the plaintiffs have agreed to settle their previously disclosed claims alleging that the Liquidating Trust, as successor to Petrie Stores Corporation ("Petrie"), had liability as a guarantor for certain leases to which Petrie and the plaintiffs were a party. Pursuant to the settlement, the Liquidating Trust agreed to pay the plaintiffs a total of $2.4 million and received a full release from all claims. In the settlement, the Liquidating Trust expressly denied any wrongdoing or liability with respect to the claims asserted by the plaintiffs.



                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date:  December 28, 1999


                                     PETRIE STORES LIQUIDATING TRUST


                                     By: /s/ Stephanie R. Joseph
                                        -----------------------------------
                                        Stephanie R. Joseph
                                        Manager and Chief Executive Officer